As filed with the Securities and Exchange Commission on December 19, 2019

Registration No. 333-234057

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

REGISTRATION STATEMENT

UNDER SCHEDULE B

OF

THE SECURITIES ACT OF 1933

THE REPUBLIC OF ITALY

(Name of Registrant)

THE HONORABLE ARMANDO VARRICCHIO
Italian Ambassador to the United States
3000 Whitehaven Street, N.W.
Washington, D.C. 20008

(Name and Address of authorized representative of the Registrant in the United States)

It is requested that copies of notices and communications from the Securities and Exchange
Commission be sent to:

LORENZO CORTE, ESQ.

PRANAV L. TRIVEDI, ESQ.

Skadden, Arps, Slate, Meagher & Flom (UK) LLP
40 Bank Street,
Canary Wharf
London E14 5DS
United Kingdom

It is proposed that this filing will become effective immediately upon filing pursuant to Rule 462(d) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement under Schedule B (File No. 333-234057) of the registrant is being filed solely to add exhibits to the Registration Statement in accordance with Rule 462(d) under the Securities Act of 1933, as amended, and, accordingly, shall become effective immediately upon filing with the Securities and Exchange Commission.

CONTENTS

This Registration Statement consists of:

(1)         Facing sheet.

(2)         The following exhibits:

A.                    Fiscal Agency Agreement, dated as of January 29, 2013, between Italy and Citibank, N.A., as Fiscal Agent, including form of the Notes;(*)

B.       Form of Underwriting Agreement relating to the Notes;(*)

C.                    Consent of dott. Davide Iacovoni, Director General of Directorate II of the Department of Treasury of the Ministry of Economy and Finance of Italy;

D.       Consent of Skadden, Arps, Slate, Meagher & Flom (UK) LLP;

E.                     Consent of the Legal Affairs Directorate of the Department of Treasury of the Ministry of Economy and Finance of Italy;

F.        Form of 2.375% Note due October 17, 2024;

G.       Form of 2.875% Note due October 17, 2029;

H.       Form of 4.000% Note due October 17, 2049;

I.                        Names and addresses of the Underwriters of the Republic of Italy’s US$2,500,000,000 2.375% Notes due October 17, 2024, US$2,000,000,000 2.875% Notes due October 17, 2029 and US$2,500,000,000 4.000% Notes due October 17, 2049;

J.                        Itemized list of estimated expenses incurred or borne by or for the account of the Republic of Italy in connection with the sale of the US$2,500,000,000 2.375% Notes due October 17, 2024, US$2,000,000,000 2.875% Notes due October 17, 2029 and US$2,500,000,000 4.000% Notes due October 17, 2049; and

K.                    Opinion, dated October 17, 2019, of Dott. Stefano Cappiello, Head of the Legal Affairs Directorate of the Treasury Department - Ministry of Economy and Finance of the Republic of Italy relating to the Republic of Italy’s US$2,500,000,000 2.375% Notes due October 17, 2024, US$2,000,000,000 2.875% Notes due October 17, 2029 and US$2,500,000,000 4.000% Notes due October 17, 2049.

(*) Previously filed as an exhibit to Registration Statement No. 333-234057, dated October 2, 2019, and incorporated herein by reference

SIGNATURES

Of the Issuer:

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rome, Italy on December 19, 2019.

By:	/s/ Davide Iacovoni
	Name:	dott. Davide Iacovoni
	Title:	Director General — Treasury
Department — Directorate II
Ministry of Economy and Finance

Of the Duly Authorized Representative in the United States:

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of The Republic of Italy, has signed this Registration Statement in Washington D.C. on December 19, 2019.

By:	/s/ Armando Varricchio
	Name:	Armando Varricchio
	Title:	Ambassador
Embassy of Italy in the United States
Authorized Representative in the United States

EXHIBIT INDEX

Exhibit		Page No.
A.	Fiscal Agency Agreement, dated as of January 29, 2013, between Italy and Citibank, N.A., as Fiscal Agent, including form of the Notes(*)
B.	Form of Underwriting Agreement relating to the Note(*)
C.	Consent of dott. Davide Iacovoni, Director General of Directorate II of the Department of Treasury of the Ministry of Economy and Finance of Italy
D.	Consent of Skadden, Arps, Slate, Meagher & Flom (UK) LLP
E.	Consent of the Legal Affairs Directorate of the Department of Treasury of the Ministry of Economy and Finance of Italy
F.	Form of 2.375% Note due October 17, 2024
G.	Form of 2.875% Note due October 17, 2029
H.	Form of 4.000% Note due October 17, 2049
I.

Names and addresses of the Underwriters of the Republic of Italy’s US$2,500,000,000 2.375% Notes due October 17, 2024, US$2,000,000,000 2.875% Notes due October 17, 2029 and US$2,500,000,000 4.000% Notes due October 17, 2049

J.

Itemized list of estimated expenses incurred or borne by or for the account of the Republic of Italy in connection with the sale of the US$2,500,000,000 2.375% Notes due October 17, 2024, US$2,000,000,000 2.875% Notes due October 17, 2029 and US$2,500,000,000 4.000% Notes due October 17, 2049

K.

Opinion, dated October 17, 2019, of Dott. Stefano Cappiello, Head of the Legal Affairs Directorate of the Treasury Department — Ministry of Economy and Finance of the Republic of Italy relating to the Republic of Italy’s US$2,500,000,000 2.375% Notes due October 17, 2024, US$2,000,000,000 2.875% Notes due October 17, 2029 and US$2,500,000,000 4.000% Notes due October 17, 2049

(*) Previously filed as an exhibit to Registration Statement No. 333-234057, dated October 2, 2019, and incorporated herein by reference